Exhibit 99.1

FARADAY FUTURE HOSTS VIRTUAL GLOBAL SUPPLIER SUMMIT

●	Company recaps key highlights from recent milestones, sets tone for upcoming production and delivery plans.

Los Angeles, CA (May 18, 2023) – Faraday Future Intelligent Electric Inc. (NASDAQ: FFIE) (“Faraday Future”, “FF” or “Company”), a California-based global shared intelligent electric mobility ecosystem company, held its virtual 2023 Global Supplier Summit on May 17th for its global supply chain network of key suppliers and strategic partners. FF’s suppliers provide a vast array of materials, parts, and services for the company’s first luxury electric vehicle offering, the FF 91. Over 200 suppliers signed up to listen in to the FF leadership team give a comprehensive overview of FF’s global strategy, vision, business plan and project updates.

Strengthening FF’s Supply Chain Relationship

FF’s supplier network has helped the Company reach a pinnacle in its history as it has made considerable progress and accomplished numerous key operational and strategic objectives in recent months. On April 14, 2023, the Company’s first production FF 91 rolled off the line at its FF ieFactory California and homologation for the FF 91 is progressing as planned as most of the FMVSS tests have been successfully completed. The Company has performed the highest severity crash tests and has passed all of these tests successfully, including front, side and rear crash. The Company is grateful to FF’s global suppliers for helping FF get to this historical point in the company’s history.

“Our goal was for suppliers to learn more background on our product and technology, manufacturing status, sales and delivery plans and our recent funding commitments,” said Mathias Hofmann, Senior Vice President of Supply Chain at FF. “The FF 91 is a revolutionary and technology-packed vehicle, with thousands of parts and assemblies, so our relationship with our supplier partners is critical to achieving our goal of successfully delivering FF 91 to our users this year.”

FF’s executive speakers gave a snapshot of FF’s business environment and included FF’s Global CEO, Xuefeng Chen (XF), Phil Bethell (Vice President of Vehicle Line Engineering), Nicolas Bel (Senior Manager, Powertrain), Joaquin Azcona (Senior Plant Director, Manufacturing Operations), Yun Han, (Interim CFO), Jose Guerrero (Senior Director, Sales), and finally Rich Schmidt, FF’s new Vice President of Manufacturing.

Users can preorder an FF 91 vehicle via the FF Intelligent App or through our website (English): https://www.ff.com/us/preorder/ or (Chinese): https://www.ff.com/cn/preorder/

Download the new FF Intelligent App (English): https://www.ff.com/us/mobile-app/ (Chinese): http://appdownload.ff.com

ABOUT FARADAY FUTURE

Faraday Future (FF) is the pioneer of the Ultimate TechLuxury ultra spire market in the intelligent EV era, and the disruptor of the traditional ultra-luxury car civilization. FF is not just an EV company, but also a software-driven intelligent internet company. Ultimately FF aims to become a User Company by offering a shared intelligent mobility ecosystem.

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www.linkedin.com/company/faradayfuture/

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include statements regarding the Company’s planned financings, any stock split, reverse stock split or other similar corporate action, the Company’s compliance with listing requirements of Nasdaq Stock Market LLC (“Nasdaq”), including with regard to FF Top’s board designation rights, the non-binding City of Huanggang Framework Agreement and the timing thereof, and start of deliveries are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include whether the FF Top Holdings LLC Shareholder Agreement complies with Nasdaq listing requirements, including Nasdaq Listing Rule 5640 regarding voting rights, the market performance of the Company’s Common Stock, the Company’s ability to regain compliance with the Nasdaq listing requirements and the Company’s ability to execute definitive documentation in connection with and/or satisfy the conditions precedent and close on the various financings previously disclosed by the Company and anticipated additional financings, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; the Company’s ability to amend its certificate of incorporation to permit sufficient authorized shares to be issued in connection with the Company’s existing and contemplated financings; the ability of the Company to agree on definitive documents to effectuate the non-binding City of Huanggang Framework Agreement; the Company’s ability to remain in compliance with its public filing requirements under the Securities Exchange Act of 1934, as amended, and Nasdaq listing requirements and to continue to be listed on Nasdaq (including following the execution of the Shareholder Agreement); the outcome of the SEC investigation relating to the matters that were the subject of the Special Committee investigation and other litigation involving the Company; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs (including timely receipt of parts and completion of crash tests); the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the success of other competing manufacturers; the performance and security of the Company’s vehicles; potential litigation involving the Company; the result of future financing efforts and general economic and market conditions impacting demand for the Company’s products; potential cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; and the ability of the Company to attract and retain employees. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s registration statement on Form S-1 filed on May 4, 2023 and Form 10-Q filed on May 10, 2023, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investors (English): ir@faradayfuture.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com